UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 19, 2008
GREATER COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

NEW JERSEY	000-14294	22-2545165

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 UNION BOULEVARD, TOTOWA, NJ	07512

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 973-942-1111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Agreement and Plan of Merger
Termination Agreement
Joint Press Release
Press Release
Communication to Employees

Item 1.01   Entry Into a Material Definitive Agreement.
Merger Agreement
     On March 19, 2008, Greater Community Bancorp (“GCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valley National Bancorp (“VNB”), pursuant to which GCB will merge with and into VNB, with VNB being the surviving corporation (the “Merger”). In connection with the Merger, Greater Community Bank, a wholly-owned subsidiary of Greater Community Bancorp, will be merged with and into Valley National Bank, a wholly-owned subsidiary of Valley National Bancorp.
     Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, each share of GCB common stock issued and outstanding will be converted into the right to receive (i) 0.95 shares of VNB common stock and (ii) a warrant to purchase 0.10 of a share of VNB common stock at an exercise price that is $2.00 greater than the average closing price of VNB common stock over the 10 trading days immediately preceding the 5 trading days before the date of closing (the “Average Closing Price”). The warrants will be first exercisable two years after the date of the closing of the Merger and will expire on the date seven years after the closing of the Merger.
     VNB will not issue any fractional shares or fractional warrants in the conversion of GCB common stock. In lieu of VNB issuing any fractional shares, GCB shareholders who would otherwise be entitled to such fractional shares will instead receive an amount in cash equal to such fractional interest multiplied by the Average Closing Price. In lieu of VNB issuing any fractional warrants, GCB shareholders will instead receive an amount of cash equal to (A) the fair market value of the warrant as agreed by the respective chief executive officers of VNB and GCB, multiplied by (B) the fraction of a warrant such GCB shareholder would otherwise have been entitled to receive.
     The Merger Agreement contains representations, warranties and covenants of both parties. Among other customary covenants, GCB has agreed that it will conduct its business in the ordinary course and consistent with prudent banking practices during the period between the execution of the Merger Agreement and the consummation of the Merger and will refrain from taking certain actions during such period unless it obtains the prior written consent of VNB. The GCB Board of Directors has agreed, subject to certain conditions, to submit the Merger for approval by the shareholders and to recommend the approval of the Merger. All of GCB’s directors and its largest shareholder have entered into voting agreements whereby they have agreed to vote their shares of GCB common stock owned on the record date for the special meeting to approve the Merger. GCB has agreed not to encourage or solicit or, subject to certain exceptions, hold discussions or negotiations with or provide any information to, any person, entity or group (other than VNB) concerning GCB or Greater Community Bank entering into an alternative business combination. GCB will also continue the suspension of the GCB dividend reinvestment plan, which GCB first suspended in conjunction with GCB’s proposed merger with Oritani Financial Corp.
     GCB will be entitled to name one non-management member of the GCB Board of Directors to the Board of Directors of VNB, subject to the approval process of VNB’s Nominating and Corporate Governance committees.
     The Merger is expected to be completed during the third quarter of 2008 and is subject to the approval of the shareholders of GCB and the receipt of regulatory approvals and other customary closing conditions. In the event the Merger Agreement is terminated in connection with certain circumstances involving the adjournment or cancellation of the shareholder meeting held for purposes of voting on the transaction, recommendation by GCB’s Board of Directors that GCB shareholders approve the Merger Agreement, or GCB breaching any covenant of the Merger Agreement, GCB is obligated to pay VNB the amount of VNB’s out-of-pocket expenses incurred by VNB in connection with the Merger. If such termination occurs after an alternative business combination has been communicated to GCB or after a bona fide proposal is publicly announced or is publicly disclosed via a written communication, then in addition to VNB’s out-of-pocket expenses, GCB will owe VNB a fee of $6,000,000. In the event the Merger Agreement is terminated because VNB willfully breaches a covenant in the Merger Agreement, VNB will owe GCB a fee of $700,000.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the actual terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein in its entirety.
     The representations and warranties of the parties made in the Merger Agreement were made solely for purposes of the contract between the parties to the Merger Agreement. The assertions embodied in those representations and warranties are subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the terms of the Merger Agreement. Representations and warranties may not be accurate or complete because they were made as of a specified date, may be subject to a contractual standard of materiality that may differ from what is viewed as material by shareholders, may have been used for the purpose of allocating risk between the parties and/or may establish closing conditions rather than establishing matters as facts. Accordingly, no person should rely on the representations and warranties as statements of facts at the time they were made or otherwise and the representations and warranties should be read only in conjunction with the other information that GCB makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.
     A joint press release announcing the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
     On March 19, 2008, GCB and Oritani Financial Corp. (“OFC”) entered into a Termination Agreement (the “Termination Agreement”) mutually terminating the agreement and plan of merger by and between GCB and OFC dated November 13, 2007 (the “OFC Agreement”), pursuant to which GCB was to have merged with and into OFC, and Greater Community Bank, a wholly-owned subsidiary of GCB, was to have merged with and into Oritani Savings Bank, a wholly-owned subsidiary of OFC.
     Pursuant to the Termination Agreement, GCB will pay $700,000 to OFC in full satisfaction of any and all claims that OFC and its affiliates and subsidiaries may have against GCB, VNB or their respective affiliates, subsidiaries, officers and directors in connection with the OFC Agreement. Pursuant to the Termination Agreement, GCB and OFC, respectively, as well as their respective affiliates, subsidiaries, directors and, to the extent legally permissible, their respective officers and employees, and the successors and assigns of each of them, released the other party and each of its respective affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial and legal advisors and other representatives, and the successors and assigns of each of them, from any and all liabilities and obligations, claims, causes of action and suits at law or in equity under federal, state, local or foreign law or otherwise, except that the confidentiality agreement by and between GCB and OFC dated August 30, 2008 survives and remains in full force and effect.
     A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The Termination Agreement provides that the voting agreements executed and delivered by directors of GCB in connection with the execution of the OFC Agreement for the benefit of OFC are terminated and would no longer be binding upon the directors, and that the voting agreement executed and delivered by Oritani Financial Corp., MHC (“MHC”), which obligated MHC to cause its OFC shares to be present at any meeting at which the merger of GCB with and into OFC was to be considered and to vote these shares in favor of the merger contemplated by the OFC Agreement, was terminated and would no longer be binding upon MHC.
     In connection with the agreement to mutually terminate the OFC Agreement, the Termination Agreement provides for the termination of the non-compete agreement between OFC and Anthony M.

Bruno, Jr. entered into on November 13, 2007. For more information, see Item 5.02, which information is incorporated herein by reference.
     A press release announcing the Termination Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Non-Compete Agreement
     In connection with the agreement to mutually terminate the OFC Agreement, the Termination Agreement provides for the termination of the non-compete agreement between OFC and Mr. Bruno entered into on November 13, 2007.
Executive Retention Bonuses
     Under the terms of the OFC Agreement, retention bonuses were to be provided to certain officers and employees after the change in control to encourage such officers and employees to remain in the employ of the company for a defined period following the date the merger contemplated by the OFC Agreement would have occurred. The OFC Agreement provided for two bonus pools, and payments pursuant to both bonus pools were to be made at designated intervals following the consummation of the merger contemplated by the OFC Agreement.
     Roger Tully entered into two executive retention payment agreements with Greater Community Bank pursuant to which Mr. Tully was to receive up to $75,000 in payments, and Stephen J. Mauger entered into one executive retention payment agreement with Greater Community Bank pursuant to which Mr. Mauger was to receive up to $100,000 in payments, at designated intervals following the consummation of the merger contemplated by the OFC Agreement. On account of the termination of the OFC Agreement, Messrs. Tully and Mauger will not receive any executive retention payments associated with these executive retention payment agreements.

Item 8.01	Other Events.
     A communication to GCB employees dated March 19, 2008, but distributed to employees on March 20, 2008, discussing the Merger is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies from the merger of VNB and GCB, combined operating and financial data, competitive strengths, growth opportunities, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risk and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the failure to realize capital and operating expense synergies in the timeframe expected or at all; unexpected costs or liabilities associated with the merger; the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with the consummation of the merger; approval of the merger by the stockholders of VNB and GCB and satisfaction of various other conditions to the closing of the merger contemplated by the Merger Agreement; and the risks that are described from time to time in GCB’s reports filed with the United States Securities and

Exchange Commission, including GCB’s annual report on Form 10-K for the year ended December 31, 2007, and subsequent reports filed with the Securities and Exchange Commission.
Additional Information and Where to Find It
     VNB and GCB will file a proxy statement/prospectus, registration statement and other relevant documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about GCB and VNB, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus to be filed by GCB and VNB also can be obtained, when available and without charge, by directing a request to Greater Community Bancorp, Attention: Anthony M. Bruno, Jr., 55 Union Boulevard, Totowa, New Jersey 07512, (973) 942-1111, or to Valley National Bancorp, Attention: Gerald H. Lipkin, 1455 Valley Road, Wayne, New Jersey 07470, (973) 305-8800.
Participants in Solicitation
     Greater Community Bancorp, Valley National Bancorp and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Greater Community Bancorp in connection with the Merger. Information about the directors and executive officers of Greater Community Bancorp and their ownership of Greater Community Bancorp common stock is set forth in Greater Community Bancorp’s most recent Form 10-K as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and upon request from Greater Community Bancorp at the address in the preceding paragraph. Information about the directors and executive officers of Valley National Bancorp is set forth in Valley National Bancorp’s most recent proxy statement filed with the SEC on Schedule 14A, which is available at the SEC’s Internet site and upon request from Valley National Bancorp at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Report and are attached hereto:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger between Valley National Bancorp and Greater Community Bancorp

10.1	Termination Agreement between Oritani Financial Corp. and Greater Community Bancorp

99.1	Joint press release of Greater Community Bancorp and Valley National Bancorp dated March 19, 2008

99.2	Press release of Greater Community Bancorp dated March 19, 2008

99.3	Communication to employees of Greater Community Bancorp dated March 19, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER COMMUNITY BANCORP

Date: March 20, 2008	/s/ Stephen J. Mauger Stephen J. Mauger
Senior Vice President, Treasurer and Chief Financial Officer